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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): July 15, 1997



                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     0-19437                    11-2962080
       (State or Other             (Commission File           (I.R.S. Employer
Jurisdiction of Incorporation)         Number)               Identification No.)


          2401 Fourth Avenue
          Seattle, Washington                                     98121
(Address of Principal Executive Offices)                        (Zip Code)

                                 (206) 443-6400
              (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS

On July 15, 1997 Andrew B. Siben filed a lawsuit against the Company and its Chairman of the Board and Chief Executive Officer in the United States District Court for the Western District of Washington at Seattle. The lawsuit, which purports to be a class action on behalf of all persons who purchased the Company's common stock between November 14, 1996 and June 30, 1997, alleges that the defendants made false and misleading statements which deceived the investing public regarding the business, financial condition and prospects of the Company, resulting in an artificially inflated market price of the Company's stock. The complaint alleges violations of certain federal securities laws and seeks damages in an unspecified amount.







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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CELLULAR TECHNICAL SERVICES COMPANY, INC.


Date:  July 29, 1997                   By: /s/   Kyle R. Sugamele
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                                          Kyle R. Sugamele
                                          Vice President and General Counsel


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